Dated September 21, 2011/Datado de 21 de setembro de 2011

LOAN AGREEMENT

CONTRATO DE EMPRÉSTIMO

Entered between/ celebrado enre

Reginaldo Luiz de Almeida Ferreira - ME

and/e

Resource Holdings, Inc.

LOAN AGREEMENT

The loan agreement (hereinafter simply referred to as the “Agreement”) is entered on September 21, 2011, by and between:

RESOURCE HOLDINGS, INC., a company constituted and existing under the laws of the United States of America with head offices at 11753 Willard Avenue, California 92782, USA, herein duly represented by its attorney-in-fact MICHAEL CAMPBELL, hereinafter simply referred to as “CREDITOR”; and

REGINALDO LUIZ DE ALMEIDA FERREIRA – ME, a sole proprietorship company located at Bom Jardim farm, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso, enrolled with CNPJ/MF under no. 08.838.089/0001-71; herein represented by REGINALDO LUIZ DE ALMEIDA FERREIRA, hereinafter jointly referred to as “BORROWER”;

CREDITOR and BORROWER are each individually referred to as a “PARTY” and jointly as the “PARTIES”.

WHEREAS

a)           Shortly after execution of this Agreement West Ventures, LLC, an investment fund with head offices at 152 West 57th Street, 54th Floor, New York, NY, USA (“West Ventures”), will extend a loan to the CREDITOR in the amount of USD 11,400,000.00 (eleven million and four hundred thousand US dollars) (“Funds”) for the development of its business in Brazil on the terms and conditions in a Senior Secured Note Agreement between West Ventures and Creditor (“Finance Agreement”);

b)           The Funds to be sent to CREDITOR will be used to, among other things, loan funds to the BORROWER, for the subsequent purchase of equipment and machines, construction costs, and working capital for the development of its activities relating to the ore extraction, all in accordance with the terms and conditions herein;

c)           The BORROWER has a permission issued by the Departamento Nacional de Produção Mineral (“DNPM”) to explore ore at the Fazenda Bom Jardim, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso (“Farm”), and is the owner of the mines located in the Farms and registered at DNPM under no. 866.592/2007, for an area of 38.94 hectares, 866.597/2007, for an area of 50 hectares, 866.600/2007, for an area of 50 hectares, and 866.601/2007, for an area of 50 hectares; and

d)           As a result of the foregoing, the PARTIES decide to execute the Agreement.

The PARTIES hereby agree to execute the Agreement which shall become effective with the following wording:

1.           Definitions

a)           BORROWER’S AUTHORIZED BANK ACCOUNT means the operating bank account that will be used by the BORROWER to conduct its business related to the ORE PROPERTIES and shall be opened and operating (a) within 5 (five) BUSINESS DAYS counted from this date; or (b) in the date that the first amount to be deposited in the mentioned account is due, whichever occurs first.

b)           “BRAZILIAN GAAP” means the accounting principles generally accepted in Brazil, based on the Law No. 6,404 of December 15, 1976, as amended, on the rules and normative standards issued by the Brazilian Securities Commission, when applicable, and in accordance with the rules and principles of the Brazilian Institute of Independent Auditors.

c)           BUSINESS DAY means any day when the Banks in New York or Rio de Janeiro (Brazil) are open for the operations provided for herein.

d)           CIVIL CODE means Law No. 10,406 of January 15, 2002, as amended.

e)           CLEARING ACCOUNT means the bank account of the BORROWER and controlled by West Ventures or CREDITOR, as the case may be, where the payments of the proceeds from the sale of gold mined on the ORE PROPERTIES will be concentrated and shall be opened and operating (a) within 5 (five) BUSINESS DAY counted from this date; or (b) in the date that the first amount to be deposited in the mentioned account is due, whichever occurs first.

f)            COSTS AND EXPENSES means all operating costs, expenses, taxes, fees and charges associated with ORE PROPERTIES.

g)           CREDITOR’S AUTHORIZED BANK ACCOUNT means the bank account of the CREDITOR which shall be opened and operating (a) within 5 (five) BUSINESS DAY counted from this date; or (b) in the date that the first amount to be deposited in the mentioned account is due, whichever occurs first

h)           DATE OF THE BEGINNING OF INTEREST PAYMENTS means the first date of the production of any ore in MINERAL PROPERTIES or 90 (ninety) days after the DISBURSEMENT DATE, whichever first occurs.

i)            INITIAL DISBURSEMENT DATE shall have the meaning attributed to it in Section 2.3.

j)            LOAN is the principal amount obtained from the installments sum as provided for in Sections 2.1, 2.3 and 2.4 and effectively made available by CREDITOR to BORROWER in this Agreement, in addition to interest, as set forth under paragraph 3.

k)           MATURITY DATE shall have the meaning attributed to it in Section 6.1.

l)            ORE PROPERTIES means the ore mining areas owned by BORROWER located at Fazenda Bom Jardim, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso, registered at DNPM under no. 866.592/2007, 866.597/2007, 866.600/2007 and 866.601/2007.

m)          PRODUCTION NET INCOME is the income from the ore production in ORE PROPERTIES after the COSTS AND EXPENSES assessed and payable on the total of ore production are calculated and deducted.

n)           US$ means the currency circulating at any time in the United States of America.

2.           Loan

2.1.        CREDITOR undertakes to comply with certain conditions, loan US$ $9,500,000.00 (nine million and five hundred thousand US dollars) to BORROWER, solely on the terms and conditions set forth herein. The money shall be disbursed in installments, each of which shall be approved by West Ventures, and used in accordance with operating budgets as approved by West Ventures in accordance with this Agreement and the Finance Agreement. Generally, the Loan proceeds are intended to be used expressly as follows:

a)           US$ 352,941.00 (three hundred fifty-two thousand nine hundred forty-one US dollars) for the construction costs associated with the construction of a new ore processing plant.

b)           US$ 778,235.00 (seven hundred seventy-eight thousand two hundred thirty-five US dollars) for working capital during the two-month period BORROWER’s plant will be non-operational to build and install new equipment.

c)           US$5,368,824.00 (five million, three hundred and sixty eight thousand, eight hundred and twenty-four US dollars) for the acquisition of equipments and machines for the BORROWER’s activities relating to the ore extraction, as described in Section 4 below;

d)           US$ 7,500,000.00 (seven million and five hundred thousand US dollars) for BORROWER’s benefit.

2.2          The LOAN shall be available to BORROWER as provided for in Sections 2.3 and 2.4 which efficacy shall depend on the effective transfer of Funds from (i) West Ventures to CREDITOR and (ii) from CREDITOR to BORROWER, after all of the applicable conditions set forth herein have been satisfied.

2.3          For the purposes under this Agreement, CREDITOR shall make available to BORROWER solely upon the conditions in Section 4 below being met, an aggregate LOAN of US$ 9,500,000.00 (nine million and five hundred thousand US dollars) of which: (a) US$ 352,941.00 (three hundred fifty-two thousand nine hundred forty-one US dollars) will be used as described in Section 2.1 a) above; (b) US$ 778,235.00 (seven hundred seventy-eight thousand two hundred thirty-five US dollars) will be used as described in Section 2.1 b) above; (c) US$5,368,824.00 (five million, three hundred and sixty eight thousand, eight hundred and twenty-four US dollars) will be used as described in Section 2.1 c) above and (d) US$3,000,000.0 (three million US dollars) will be used for the BORROWER’S benefit, in one or more disbursements upon satisfaction of each of the conditions precedent to such disbursements set forth herein, including approval for any such disbursement West Ventures.

2.3.1       Notwithstanding anything else in this Agreement, at least two (2) days before the first disbursement of the LOAN, the BORROWER shall prepare and submit to West Ventures, for review and approval, in substance and form acceptable to West Ventures, an annual operating budget and a detailed monthly budget approved by West Ventures related to the LOAN that will be used for the purposes described in Sections 2.1 a) and b) above (“DISBURSEMENT BUDGET”).

2.4          For so long as (a) the terms and conditions in this Agreement are being timely fulfilled by BORROWER, at CREDITOR’s sole and exclusive discretion (as approved by West Ventures pursuant to the Finance Agreement ); and (b) the representations and warranties of the BORROWER remain true and correct on each disbursement date, the CREDITOR undertakes to make additional disbursements of the Loan aggregating US$ 4,500,000.00 (four million five hundred thousand US dollars) as follows: (i) US$ 2,500,000.00 (two million five hundred thousand US dollars) expected to be disbursed between months six through twelve (6 - 12) from this date; and (ii) US$ 2,000,000.00 (two million US dollars) expected to be disbursed between months twelve through eighteen (12 - 18) from this date.

2.4.1.      In the event of any default hereunder on any provisions and conditions herein, CREDITOR, in addition to all of the other remedies available to it under this Agreement and the other Security Agreements, shall not disburse any LOAN funds and no compensation, penalty or payment is payable to BORROWER. Moreover, BORROWER is subject to the consequences set forth herein in respect to the breach of the obligations.

2.4.2.      If CREDITOR without cause fails to make any disbursement described in Section 2.4, it shall be subject to the payment of a twenty percent (20%) penalty on the disbursement amount, notwithstanding the anticipated termination of the Agreement, which being requested by BORROWER shall occur according to the provisions in Section 10.2. For the avoidance of doubt, “cause” as used in this Section 2.4.2 shall include lack of approval for any disbursement from West Ventures.

3.           Financial Adjustments

3.1.        BORROWER shall pay monthly, interest payments that equal fifty percent (50%)of the PRODUCTION NET INCOME, after deductions for operating costs and expenses, taxes and CREDITOR’s interest payment, obtained from ORE PROPERTIES to CREDITOR regarding the LOAN from the DATE OF THE BEGINNING OF INTEREST PAYMENTS up to the MATURITY DATE.

3.1.1      The amounts received by CREDITOR characterized as interest, as described in Section 3.1 will be used by CREDITOR in order to repay the Funds to West Ventures under the Finance Agreement (as described in Whereas A above) and will be subject to a pledge to West Ventures. If (a) the amounts received by CREDITOR are not enough to allow CREDITOR to comply with its obligations under the Finance Agreement; or (b) as a result of a disbursement under this Agreement, CREDITOR will not have financial conditions to comply with its obligations under the Finance Agreement, then:

a)           Additional loans to BORRWER will be suspended until CREDITOR is able to meet its loan obligations under the Finance Agreement and payoff any amounts, including default amounts and or additional interest or penalty payments owed by CREDITOR to West Ventures.

b)           BORROWER will forfeit any profit payments it is owed from the mining operation and direct all or a portion of it to CREDITOR, in the CREDITOR’S AUTHORIZED BANK ACCOUNT, which is equal to the amount that CREDITOR is short on their obligations under the Finance Agreement.

3.1.2.     Any amount that BORROWER makes available from its portion of profits and or an amount derived from processing tailings, will be accrued with interest at a rate of 10% annually and owed to BORROWER and paid back from CREDITOR’s profits (arising from the interest established in this Agreement) only at the time that CREDITOR is current with its debt obligations to West Ventures and when it has sufficient capital above its minimal operating expenses.

3.1.3.     For the purposes of Sections 3.1.1 and 3.1.2 above, the determination of the capacity and financial condition of CREDITOR to make present and future payments under the Finance Agreement will be done by West Ventures, in accordance with the terms of the Finance Agreement, at it’s reasonable discretion, and will be conclusive and binding among the PARTIES.

3.2.       The interest shall be paid on not less than a weekly basis by BORROWER, in US$ or gold, irrespective of any collection from CREDITOR, according to clause 12.

3.2.1.     In any interest payment in gold, the amount to be delivered by BORROWER to CREDITOR shall be determined based on the ore (gold) closing price on the day prior to the payment of the standard index internationally accepted for the definition of the daily price of the ore (gold).

3.2.2.     The interest payments in gold should be made on the delivery of the ore by BORROWER to CREDITOR, to be made available by BORROWER to CREDITOR at BORROWER’s place of business to be confirmed by BORROWER to CREDITOR. The ore shall be deemed delivered upon evidence of the receipt to be issued by CREDITOR to BORROWER on the delivery date, which is an evidence of the settlement of the due interests installment.

3.2.3.     CREDITOR is liable for arranging and bears the ore transportation expenses from BORROWER’s place of business to be confirmed thereby to CREDITOR.

3.2.4.     The amount of any interest payments in US$ shall be deposited in CREDITOR’S AUTHORIZED BANK ACCOUNT.

4.           Acquisition of Equipments

4.1.        BORROWER herein undertakes to acquire the equipments and any auxiliary equipment required for the operations, as described in Attachment I hereof, (“Equipment”)

4.2.        BORROWER represents that the Equipment should be available whenever required at the beginning of the operations (hereinafter simply referred to as “Start-up”)

4.2.1.     The PARTIES herein agree that the date of the Start-up shall be the date of the beginning of the ORE PROPERTIES operation after the interruption to construct the new processing plant and install Equipment, according to this Agreement.

4.3.        The use of the Equipment shall be done only in the terms of this Agreement, and in a careful and proper manner for its functions, maintenance and conservation, and shall comply with any manufacturer’s manuals or instructions and conform to all national, state and municipal laws, whether criminal law and other laws, ordinance and regulations in any way relating to the Equipment. The possession, use or maintenance of the Equipment may be operated by competent duly qualified personnel, under BORROWER’s entire responsibility

4.4.        BORROWER undertakes to:

a)   Insure, preserve, and maintain on its own account the Equipment in perfect working condition during the term of this Agreement, except for the natural wear and tear arising from the Equipment use and operation of the Equipment.

b)   The Equipment shall not be used for purposes other than the intended purposes, and different from industry standards, or causing the deterioration and damages to Equipment, excluding those arising from the regular use.

c)   Allow access to CREDITOR’s or West Ventures’ representatives during business hours.

d)   No change shall be made to the Equipment structure and components thereof, without CREDITOR’s prior authorization

e)   To be liable for the correct use, keeping and conservation of Equipment, materials and tools acquired.

f)    Contract for insurance as established below.

g)   Except upon CREDITOR’s prior and express consent (subject to CREDITOR’s obligations under Finance Agreement), the assets in guarantee of this Agreement should not be disposed, leased, sublet, or transferred under any title

h)   Bearing with replacement costs regarding the Equipment, tools, spare parts, material and accessories for the Equipment and expenses of any repair, which shall be performed rapidly and efficiently

4.5.    BORROWER is liable for paying all obligations and burdens related to the Equipment including, but not limited to, the maintenance, filling thereof among other costs related to Equipment’s use.  BORROWER is liable also for all burdens and labor obligations related to any BORROWER employee or any third Party operating the Equipment.  Therefore, there is no labor bond between such people and CREDITOR.

4.6.     All Equipment shall have GPS tracking device, shall be monitored on-line by cameras and shall not leave premises without CREDITOR or its designee’s consent. The CREDITOR shall hire, at the expense of the BORROWER, a company that renders tracking services to monitor the Equipment at all times and ensure the satisfaction of the obligation provided in this clause 4.6

4.7.     BORROWER on its own account shall arrange the contracting of the damages insurance required for the fulfillment of this Agreement according to the Brazilian Laws and intended to cover the Equipment, including all and any movement and third Parties on CREDITOR service, taking into account the amount required for the full replacement of the Equipment.  The PARTIES agree they shall work jointly to find the proper insurance with all conditions required to cover totally BORROWER against any damage, losses and third Parties.

5.           Precedent Conditions to Initial Disbursement

5.1.        The initial disbursement of the Loan shall only be made upon receipt of the following documents or approvals by the CREDITOR, as the case may be:

a)           original and executed copies of this Agreement and the Finance Agreement;

b)           documents evidencing the (i) good standing and incorporation of the BORROWER; (ii) corporate document authorizing the execution of this Agreement; (iii) powers of the person executing this Agreement.

c)           any other document that the CREDITOR may request at its sole discretion.

d)           any necessary documents to allow West Ventures (including, but not limited to power of attorney and electronic key for transfers), at its sole discretion, to have the full and complete control of the CLEARING ACCOUNT .

e)           the approval of the initial disbursement and of the DISBURSEMENT BUDGET by West Ventures.

f)           the issuance of a letter of BORROWER’s attorney confirming that they have reviewed and understood all the documents relating to this transaction.

6.           Amortization and Term

6.1.        The total outstanding principal LOAN amount shall be paid to CREDITOR in only one installment at the end of ten (10) years from the disbursement date of the first LOAN installment by CREDITOR to BORROWER (hereinafter simply referred to as “MATURITY DATE”).

6.2.        Upon CREDITOR exclusive discretion and express written approval, the MATURITY DATE mentioned herein should be extended for additional one (1) year period.

6.3.        The payment of the principal by BORROWER shall be made in US$, within forty-eight (48) hours from MATURITY DATE, without any offset and shall be deposited in CREDITOR’S AUTHORIZED BANK ACCOUNT.

6.4.         All payments related to principal amounts, interest, as well as all taxes incurred or that may be incurred shall be paid by BORROWER, in accordance with the terms of this Agreement and of the applicable Brazilian tax laws.

7.           Guarantees

7.1.         In order to guarantee the payment of any obligation arising herein as debt principal and interest, BORROWER establishes the following guarantees on CREDITOR’s behalf and prior to the DISBURSEMENT DATE:

a)           Second priority security interest (subject to West Ventures’ first priority security interest) on the ore deposited in the waste tank of ORE PROPERTIES identified by the following geographic coordinates 15º41’30,51”S and 56º21’06,84”W, in degree, minutes and seconds, and 15,691808S and 56,351900W, in decimal degrees, located beside the plant where the ore is processed, with approximately 350 x 300 m extension, and 28 meter height.

b)           Second priority security interest (subject to West Ventures’ first priority security interest) on all current and future credit rights derived from the sale and purchase agreements of the gold extracted from the ORE PROPERTIES.

c)           Second priority security interest (subject to West Ventures’ first priority security interest) on the Equipment.

d)       Option Agreement under which BORROWER grants in favor of CREDITOR an option over fifty percent (50%) of the net income of all ore activities performed in ORE PROPERTIES, from future exploration, ore extraction, waste processing and all mining and processing equipment, which may be exercised in accordance with the terms and conditions set forth therein.

7.2.         If the amounts received by CREDITOR through the remittance of interest (as described in Section 3.1.1 above) are not enough to allow CREDITOR to comply with its obligations under the Finance Agreement, the BORROWER further irrevocably and irreversibly undertakes, in accordance with art. 818 et seq of CIVIL CODE to pay by way of BORROWER’s share of revenue from ORE PROPERTIES (as provided in Section 12.3) any such amount due and owing by or otherwise payable by CREDITOR to West Ventures, under the Finance Agreement, and expressly waives the benefits of Articles 366, 827 and 835 to 838, of the CIVIL CODE.

7.3.         All guarantees established herein should follow the provisions under the applicable law, in particular the CIVIL CODE, to effect formalization, and the Parties undertake to take all measures and sign any document required for formalization prior to the initial disbursement date of the Loan. CREDITOR shall not make any disbursements if the guarantees are not previously formalized.

7.4.         In the event of any default of BORROWER, BORROWER shall grant unconditionally and irrevocably to CREDITOR irreversible and unconditional access to the assets under the guarantee, and shall allow and contribute with CREDITOR to totally satisfy the credit held thereby.

7.5.         Except the burdens established herein on CREDITOR’s behalf (and on West Ventures’ behalf), BORROWER represents that the assets mentioned under this clause are under peaceful and undisturbed possession free and released from any burdens, including tax.

7.6          In the event that the guarantees created in favor of CREDITOR in terms of this Agreement cease themselves, become insufficient, deteriorate or depreciate of such manner as the guarantees become defalcated, or, in addition, in the event that the guarantee be subject to attachment, seizure or any other judicial or administrative measure of similar effect, the BORROWER shall, within 5 (five) BUSINESS DAY counted as from the date that occurs one of the events mentioned above, reinforce them in satisfactory form to the CREDITOR, as of its sole discretion, in the terms of CIVIL CODE (“Security Reinforcement”). The document which will govern the Security Reinforcement shall identify the assets over which the pledge will be created .

7.7.     Upon the total LOAN payments and all other obligations being made by BORROWER, the guarantees set forth in Section 6.1 shall be automatically released and the guarantees shall be terminated, and CREDITOR undertakes to take all required measures to release BORROWER from said guarantees.

8.            BORROWER Obligations

8.1.         BORROWER undertakes to:

a)           Maintain the obligation in compliant status before environment and ore regulation bodies (DNPM) during the validity of the Agreement, inform CREDITOR of any non-compliance that might cause the qualified bodies to deem unfulfilled any (i) Brazilian ore regulation or (ii) environmental protection rule that may give rise to an indemnity obligation for any environmental damage.

b)           Except with CREDITOR’s prior and express consent (subject to CREDITOR’s obligations under the Finance Agreement), the assets owned thereby shall not be disposed, leased, sublet, or transferred under any title which are used to the exploitation of the ORE PROPERTIES.

c)           Except on CREDITOR prior and express consent (subject to CREDITOR’s obligations under the Finance Agreement), (i) third parties obligations should not be guaranteed, (ii) no burdens or encumbrances of any kind shall be placed on assets, and (iii) no credit, financing, loan or advancement shall be granted to any other person.

d)           Submit monthly, until the 15th day of the following month, to CREDITOR during the validity of this Agreement, monthly financial statements, and quarterly and annual financial statements duly examined by in accordance with audit standards and submit monthly (by the 20th of previous month), to CREDITOR, a detailed operating budget prepared in accordance with BRAZILIAN GAAP which shall be previously approved by the CREDITOR and West Ventures. In addition, submit monthly, to CREDITOR an actual statement, in form and substance acceptable to the CREDITOR, also prepared in accordance with BRAZILIAN GAAP, for the two previous months, describing the use of proceeds by the BORROWER.

e)   Submit until the 5th business day on a weekly basis, to CREDITOR, a production report, in form and substance of an Exhibit to be delivered within 6 (six) days from the execution of this Agreement.

f)            No additional loan shall be made without CREDITOR’s prior and express authorization.

g)           No corporate restructuring shall be performed including incorporation, liquidation, merger, split-up, or any other similar corporate action without CREDITOR’s express consent.

h)           Ensure the general, unlimited and unrestricted access to the MINERAL PROPEPRTIES and operations maintained by BORROWER in the ORE PROPERTIES by CREDITOR’s representative (West Ventures being authorized to be this representative) to check the progress, costs and outcomes of the daily ore production of BORROWER, and also grant access to BORROWER’s accountancy including the taxes paid by BORROWER and whatever is required to determine the NET PRODUCTION INCOME.

i)            Shall maintain the necessary assets for its activities in good condition of conservation and covered by insurance regarding the risks normally covered in mineral activities.

j)            Shall conduct its business according to legal determinations concerning its activities, applying consistently conduct standards and compatible quality with the type of activity developed and with standards usually observed by companies of the same nature of the BORROWER and that practice similar activities.

k)           Shall not modify, without previous and express agreement of the CREDITOR, its corporate purpose.

l)            Shall remit, within 5 days, any document or relevant information related to the Loan Agreement that had not been previously disclosed to the CREDITOR and that became known after the date of execution of this Agreement.

m)          Inform the CREDITOR of the occurrence of any of event of default provided in the Loan Agreement, on date of respective occurrence.

n)           Grant to CREDITOR and West Ventures full-time, online, and real time access to the BORROWER’S AUTHORIZED BANK ACCOUNT, allowing the CREDITOR to monitor all bank transactions, being understood that the BORROWER’S AUTHORIZED BANK ACCOUNT shall be opened and operating (a) within 5 (five) BUSINESS DAY days counted from this date; or (b) in the date that the first amount to be deposited in the mentioned account is due, whichever occurs first.

o)           Not to keep or open any bank account to conduct its business with the ORE PROPERTIES, except for the BORROWER’S AUTHORIZED BANK ACCOUNT and the CLEARING ACCOUNT.

p)           Provide all necessary documents (including, but not limited to power of attorney and electronic key for transfers) to allow West Ventures, at its sole discretion, to have the full and complete control of the CLEARING ACCOUNT.

q)           Shall not make any expenditures and or transfer any funds outside of the normal course of business, unless the expenditures and transfers are pre-approved in advance by both PARTIES and West Ventures (subject to CREDITOR’s obligations under the Finance Agreement).

r)           Within thirty (30) days of execution of this Agreement, BORROWER shall install, or cause to have installed, fully-functioning security cameras providing on-line monitoring access to West Venture and CREDITOR’s reasonable satisfaction in place at the ORE PROPERTIES’ tailings pond, at the truck drop-off point by the mills, the primary face of the ORE PROPERTIES, and at any other reasonable location in and around the ORE PROPERTIES at the West Ventures and CREDITOR’s reasonable discretion.

8.2.         The PARTIES herein agree that as of the end of the second year of this Agreement, the PARTIES shall use their best efforts and work in good faith to reinvest part of the income from this Agreement in ORE PROPERTIES, all in accordance with the provision of Section 11 below.

9.           Representations and Warranties

9.1.         The BORROWER represents and warrants to the CREDITOR, under the penalties of the law, that as of the date of this Agreement, in each date a disbursement occurs and on any other date when such representations and warranties are required to be made or deemed to have been made under this Agreement (or any amendment thereto) or any other relevant agreement, the following:

a)           it is a company validly organized and existing under the laws of Brazil, is duly qualified to do business and is in good standing;

b)           has full power, capacity and authority, under the laws and by its instrument of incorporation to enter into this Agreement, to carry out its obligations, whether financial or not, and to comply with the clauses of this Agreement;

c)           the execution of the Agreement and the exercise of its rights and performance of its obligations hereunder will not violate any provision of any existing law or the articles of association of the BORROWER or any decree of any court or arbitrator or of any contractual undertaking to which the BORROWER is a party or which is binding upon the BORROWER or any of its assets.

d)           has lawful, good and valid ownership, license and authorization and all necessary assets for the performance of its activities.

e)           there are no pending proceedings or/and an adverse decision that may cause a relevant effect to the financial situation of the BORROWER impacting on its capacity to comply with the obligations under this Agreement, or affect the validity or performance of this Agreement.

f)            all information given to the CREDITOR regarding the performance of the obligations of this Agreement are complete and true in all aspects, and there are no relevant information that have not been made available to the CREDITOR.

10.         Termination Events

10.1.   CREDITOR may terminate, at its own discretion, this Agreement and exercise any and all remedies under this Agreement and applicable laws, including but not limited to acceleration of the principal amount of the Loan, including accrued interests, as applicable, on the occurrence of any events hereunder, each of which are events of defaults hereunder:

a)           Any breach of the obligations undertaken by BORROWER herein;

b)           If any governmental license, consent, authorization, permission, or concession is required by BORROWER for the fulfillment of the obligations herein is revoked or withheld or materially modified or is not totally and effectively valid.

c)           If any order is issued by a qualified court or a resolution is addressed to BORROWER requesting BORROWER to appoint a liquidator, trustee or any similar administrator for a substantial part of the BORROWER’s assets, except for a merger or reorganization (other than insolvency), such provisions shall be approved in writing by CREDITOR.

d)           If BORROWER fails to pay or is unable to fulfill thereof, or admits to being unable to pay the debts on maturity date, or is bankrupt or insolvent, or takes part in any CREDITORS’ composition.

e)           If BORROWER terminates or threatens to terminate the business development or a substantial part of the ore business involving ORE PROPERTIES, or BORROWER’s assets were subject to seizure or appropriation, or

f)            If any reproduction, guarantee or statement by BORROWER herein, or in writing hereof is not complied with or proves to be false on the date it was produced or repeated.

g)           Petition of bankruptcy against the BORROWER.

h)           Request of judicial or extrajudicial recovery made by BORROWER.

i)            Extinction, liquidation, dissolution, voluntary bankruptcy request, adjudication of bankruptcy, or any analogue procedure that become to be created by law, of the BORROWER that is not dully elided by the BORROWER within 15 (fifteen) days.

j)            If the BORROWER assigns, totally or partially, its obligations under this Agreement, without previous and express consent of the CREDITOR.

k)           If BORROWER assigns, leases or transfers any assets that may cause a material adverse impact on the Loan, at the discretion of the CREDITOR.

l)             Spin-off, incorporation, merger or any other form of corporate reorganization of the BORROWER, without the prior and written consent of the CREDITOR.

m)           If any event of articles 333 and 1.425 of the Civil Code occurs.

n)           Lawful protest of bills against the BORROWER and/or its controlled which the individual or aggregate amount exceeds US$10,000.00 (ten thousand US dollars).

o)           Early termination of any of its financial obligations undertaken in other agreements which individual or aggregate amount exceeds US$10,000.00 (ten thousand US dollars).

p)           Failure of CREDITOR to enter into the Finance Agreement or default of any CREDITOR’s obligations under the Finance Agreement or any of CREDITOR’S or BORROWER’S obligations under any document relating to the Finance Agreement;

q)           If BORROWER disobeys any administrative decision or final and unappeallable court decision.

r)            Reduction in the capital stock of BORROWER (unless previously authorized by the CREDITOR).

s)           Any change in the financial condition of BORROWER that impacts the compliance of its obligations set forth in this Agreement.

t)            If the representations made by BORROWER in this Agreement are false or deceptive, or, in addition, in relevant way, are incorrect, inconsistent or incomplete.

u)           if the BORROWER does not renew or cancel, revoke or suspend its authorizations, concessions and licenses, required to the exercise of its activities.

v)           any governmental authority act with the purpose of seizure, nationalization, expropriation or in any circumstances acquire, compulsorily, entirety or substantial part of the assets, properties, of the shares of the capital stock of the BORROWER that may substantially affect the payment of its obligations related to this Agreement.

x)    If the cameras which monitor the ORE PROPERTIES, the Equipment and/or the GPS installed in it suffer damages, are broken or are not working in an appropriate manner, and the BORROWER does not repair them within 4 (four) business days after written notice of such malfunctioning is given by West Ventures to CREDITOR and BORROWER.

10.1.1     If any of the events listed in section 10.1 above occurs, CREDITOR may not demand the early termination of this Agreement without the prior and written consent of West Ventures.

10.2.   If BORROWER is not in breach the obligations herein, at CREDITOR discretion, and CREDITOR fails to perform the disbursements related to the LOAN installments within the terms set forth in Sections 2.3 and 2.4 without cause (“CREDITOR DEFAULT”), then, subject to the penalty in Section 2.4.2 in any disbursement in Section 2.4, BORROWER shall provide written notice to West Ventures of such CREDITOR DEFAULT and West Ventures shall have the right exercisable within 30 days of such notice, to (i) cure the CREDITOR DEFAULT directly to BORROWER; (ii) assume the LOAN obligations directly under this Agreement; or (iii) terminate or amend this Agreement (with BORROWER’s consent), at its sole discretion. For the avoidance of doubt, “cause” as used in this Section 10.2 shall include lack of approval for any disbursement from West Ventures.

10.2.1     Notwithstanding the foregoing, in the event that the BORROWER is not able to early terminate the Agreement, BORROWER reserves the right to carry out any judicial or extrajudicial measures against the CREDITOR seeking the full fulfillment of its obligations under this Agreement.

10.3        In any such event justifying the termination of this Agreement as provided for under Paragraph 9, the defaulting PARTY shall have thirty (30) days term from the date of being properly notified by the other PARTY, pursuant the Paragraph 15, to cure such default. If the curing period has elapsed and the defaulting PARTY has not cured the default, then upon notifying the other PARTY at the non-defaulting PARTY’s discretion, this Agreement shall be automatically terminated under the provisions of this Paragraph 10.

11.         Default

11.1.       Notwithstanding the provisions under Paragraphs 8, 9 and 10, if BORROWER fails to fulfill any obligation hereof, including those related to the interest and principal payments, it shall be subject to the execution of the guarantees and other documents set forth under the provisions of Paragraph 7 and of any additional guarantee that may be created for the benefit of the CREDITOR related to the purpose of this Agreement under any related pledge or security agreement.

12.         Commitment

12.1.       At the end of the second year of the Agreement term, if BORROWER has (i) fulfilled all of the obligations herein, and (ii) the accounts and financial statements were audited and comply with generally accepted accounting principles of the United States of America (USGAAP), and CREDITOR with BORROWER’s support, has concluded that the audit satisfies the requirements of the U.S. Securities and Exchange Commission (“SEC”) and if there is no outstanding obligations under the Finance Agreement, CREDITOR undertakes to cancel the LOAN and convert it into 50% share of net income all ore activities performed in ORE PROPERTIES, from the ore extraction and waste processing. If the PARTIES fail to complete the audit in time to allow CREDITOR to cancel the LOAN, the PARTIES herein agree to extend the term under this Paragraph until the conclusion of the qualified audit.

12.1.1.    If there are outstanding obligations under the Finance Agreement, the cancelation of the LOAN may only be made with the prior written consent of West Ventures.

12.1.2     The PARTIES acknowledge and agree that the responsibilities and approval/discretionary rights of CREDITOR hereunder are subject to CREDITOR’s obligations under the Finance Agreement.

12.2.       Timely, the PARTIES should evaluate in good faith the most efficient form and structure for both PARTIES to be adopted to the feasibility of the goal provided for in Section 12.1. Generally, the PARTIES agree to organize a new company pursuant the laws of Brazil, and perform the following contributions to the new company:

a)           BORROWER shall contribute/ transfer to the new company, all the ore activities in ORE PROPERTIES, waste material, and processing equipment and machinery to exploit, process, package, research and develop, the ORE PROPERTIES, exempted from any burdens prior to the formation of the Company , and CREDITOR is entitled to fifty percent (50%) of the net income of all ore activities performed on ORE PROPERTIES, from ore extraction and waste processing and all exploitation thereof..

b)           CREDITOR shall cancel the amount of debt arising from the LOAN, and release any liens or guarantees on the Equipment associated with the loan for ore processing, which title shall be owned by the new company.

12.3.       Each buyer or payer of gold shall be irrevocably instructed to direct all the proceeds from the sale of gold mined on the ORE PROPERTIES to the CLEARING ACCOUNT. All the proceed deposited into the CLEARING ACCOUNT will be transferred solely and exclusively by West Ventures so long as the obligation under the Finance Agreement is outstanding (or whomever West Ventures expressly indicates), as follow:

a)           Seventy percent (70%), (except for the deductions described herein) shall be deposited into the BORROWER’s AUTHORIZED BANK ACCOUNT of which: (i) forty percent (40%) will be allocated to pay the COST AND EXPENSES, provided that any amount due and budgeted as taxes to be paid will not be transferred to the BORROWER’s AUTHORIZED BANK ACCOUNT and will remain at the CLEARING ACCOUNT for payment; and (ii) the remaining thirty percent (30%) will be allocated as BORROWER’s profit. Notwithstanding the above, if the amount described in item (i) above is not enough to settle the full amount of the COST AND EXPENSES, the PARTIES hereby agree that the amount deposited in the BORROWER’s AUTHORIZED BANK ACCOUNT and the amount deposited in SPECIFIED ACCOUNT will be used, equally, to settle the outstanding amount of COST AND EXPENSES;

b)           Thirty percent (30%) shall be deposited in the CREDITOR’S AUTHORIZED BANK ACCOUNT;

c)           The distribution amount described in items (a) and (b) above will be adjusted every 3 (three) months and the distribution percentage will be changed by CREDITOR, upon approval by West Ventures, taking into account the actual percentage of the excess or deficit of the COST AND EXPENSES, as the case may be, for this 3 (three) month period, and reflected in the gold sales invoices to the gold buyer; and

d)   All amounts deducted in accordance with item 12.3(a)(i) above and kept in the CLEARING ACCOUNT shall be used to pay all taxes due for any relevant period in relation to the ORE PROPERTIES.

12.3.1.    Within 10 (ten) days from the end of each month, the accounting records of the previous month will be agreed upon by both Parties and closed, and any excess or deficit of COSTS AND EXPENSES of the mining operation will be distributed to/collected from the PARTIES. If there is a deficit, the amount equivalent to 50% thereof shall be deducted from the distribution of the subsequent month to the PARTIES, and, if there is an excess, an amount equivalent to 50% of such excess shall be distributed to each Party in the month following the distribution.

12.3.2     Each party shall have the choice of receiving their profits remunerated in gold or cash. If the CREDITOR chooses payment in gold, the amount to be delivered by the BORROWER to the CREDITOR, shall be accrued based on the closing price of gold from the previous day, on an index internationally accepted for definition of the daily price of gold.

12.3.3     Any payment in gold shall be made upon delivery by the BORROWER to the CREDITOR at the ORE PROPERTY and shall be deemed delivered upon evidence of receipt issued by the CREDITOR to the BORROWER, on the delivery date.

12.3.4     The CREDITOR shall be responsible for any and all transportation and security expenses to transport the gold from the ORE PROPERTIES to its designation.

12.3.5.    The PARTIES undertake to create a security interest for the benefit of West Ventures over the CREDITOR’S AUTHORIZED BANK ACCOUNT in order to provide West Ventures with the control of the transactions of the CREDITOR’S AUTHORIZED BANK ACCOUNT.

12.4.       Subject to CREDITOR’s obligations under the Finance Agreement the PARTIES agree that they will reinvest a portion of their profits each year to increase: (i) the mining and processing volume; and (ii) gold recovery rate.

12.4.1.    The Parties will invest up to an estimated US$3,000,000.00 (three million US dollars) equally in the beginning of the 2nd year to add a “chemical circuit” to the gravity plant that will be built in the first year. The chemical circuit is planned to include flotation, cyanide, and electro-winning processes to the gravity circuit to increase the gold recovery rate.

12.4.2.    The Parties will invest up to an estimated US$9,000,000.00 (nine million US dollars) equally in the beginning of the 3rd year to double the overall mining, processing and recovery capacity by adding additional trucks, excavators, loaders, and processing plant (both gravity and chemical).

12.4.3.    The PARTIES will reinvest a portion of their profits if they are generating enough profits from the mining operation to do so, as determined by West Ventures, at its sole discretion.

12.4.4.    Notwithstanding the foregoing in Sections 12.4.1, 12.4.2 and 12.4.3, the reinvestments will only be allowed with prior written consent of West Ventures. Therefore, CREDITOR undertakes to send a notification to West Ventures requesting the prior approval within at least 30 (thirty) days prior notice of the reinvestment date.

13.         No waiver

13.1.      Lack of the performance and/or delay in performing any right, power or privilege by any PARTY is not deemed a waiver, nor should preclude the exercise of any right, or part thereof, power or privilege. The rights and remedies contained herein are cumulative and does not exclude any right or remedy under the law.

14.         Prepayment

14.1       BORROWER is prohibited, in any situation, to prepay this Agreement until all obligations of CREDITOR to West Ventures related to the Finance Agreement are fully complied. Nevertheless, after the compliance of all obligations set forth in the Finance Agreement, the prepayment of this Agreement will only be allowed with prior and written consent of CREDITOR.

15.         Notices

15.1.      For the purposes of this Agreement, any notice, authorization, or requirement shall be in writing, and shall be deemed as performed, when delivered personally, or 2 (two) days after transmitted by fax (with transmission evidence) or three (3) days after sending the letter by international courier service to the address informed hereunder:

If addressed to CREDITOR:

Address: 11753 Willard Avenue

Tustin, CA 92782Attn.: Michael Campbell

If addressed to BORROWER:Address: Av. Rubens de Mendonça, 2254,Ed. American Business Center, sala 604,Jardim Aclimação, Cuiabá – MT – CEP 78050-000

Attn.: Raquel Cristina Rockenbach Bleich

15.2.       The notices addresses should be changed, which changes shall be effective only when the other PARTY has been notified on such change as provided for in this Clause.

16.         Assignment

16.1.      The PARTIES herein should not transfer or assign any obligation or assign any right hereof except if: (i) approved in writing by the other PARTY; or (ii) CREDITOR transfers or assigns its obligation and rights to West Ventures.

17.     Language

17.1       This Agreement is being executed simultaneously in English and Portuguese. In the event of any conflict or inconsistency between the English and Portuguese language versions, the English language version shall prevail.

18.         Applicable Laws and Venue

18.1.      This Agreement is governed by the Laws of the State of New York, United States of America . The PARTIES herein elect the Courts of the State of New York, to resolve any conflicts and controversies arising hereof.

In witness whereof the PARTIES sign this agreement in 03 (three) counterparts of the same text and form in the presence of two witnesses.

New York, Septmber 21, 2011.

RESOURCE HOLDINGS, INC
/s/ Michael Campbell
Name: MICHAEL CAMPBELL
Title: President

REGINALDO LUIZ DE ALMEIDA FERREIRA – ME
/s/ Reginaldo Luiz De Almeida Ferreira
Name: REGINALDO LUIZ DE ALMEIDA

FERREIRA
Title: Owner

Witnesses:

1.
Name:
Identity card:
CPF/MF:

2.
Name:
Identity card:
CPF/MF:

Attachment I – Equipment
ANEXO I – EQUIPAMENTOS

EQUIPMENT FOR MINING & PROCESSING
EQUIPAMENTOS E MONTAGEM DA PLANTA

Equipment Type/Tipo de Equipamento:	Manufacturer/Fabricante:	Model/Modelo:	Quantity/Quantidade:	Unit Price/Preço por Unidade (R$)		Total Value/Valor Total (R$)
Excavator/Escavadeira	DOOSAN	500 LCV	2	R$	900,000	R$	1,800,000
(1) Excavator/Escavadeira	DOOSAN	500 LCV	1	R$	490,000	R$	490,000
(2) Loaders/Carregador	DOOSAN	BL 200	3	R$	226,667	R$	680,000
Truck Tractor/Trator	MERCEDES BENZ	2831	12	R$	279,000	R$	3,348,000
Dump Bed /Caçamba	GF Industry & Trade		12	R$	30,000	R$	360,000
Bulldozer (Used)/Escavadeira (usada)	KOMATSU	D-65	1	R$	250,000	R$	250,000
Bulldozer w/Ripper (Used)/Escavadeira com Serra (usada)	KOMATSU	D-8	1	R$	420,000	R$	420,000
Hammer Mill/(moinho de martelo)	AURI		3	R$	70,000	R$	210,000
Ball Mill/moinho de bola	HIDRO		2	R$	600,000	R$	1,200,000
Centrífuge/Centrífuga	FAMAG		12	R$	15,000	R$	180,000
				Total		R$	8,938,000

(1)	(Volvo Excavator 360 Trade-In Discount) Regular price R$ 900,000/(Escavadeira Volvo 360 com desconto) Preço normal é R$900.000,00.
(2)	(Volvo Loader L60 Trade-In Discount) - Regular price $290,000 each/(Carregador Volvo L60 com desconto) Preço normal é R$ 290.000,00 cada.

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